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                                   EXHIBIT A

                           Agreement of Joint Filing

Each of the undersigned hereby agrees to the joint filing of the Schedule 13D to which this Agreement is attached.


Dated:  February 14, 1997

Entities:
           Accel Capital L.P.
           Accel Associates L.P.
           Accel Capital (International) L.P.
           Accel Associates (International) L.P.
           Ellmore C. Patterson Partners

                                     By:/s/ G. Carter Sednaoui
                                        ----------------------------------------
                                        G. Carter Sednaoui, Attorney-in-fact
                                        for above-listed entities


Individuals:
           Paul H. Klingenstein
           Arthur C. Patterson
           James R. Swartz

                                     By:/s/ G. Carter Sednaoui
                                        ----------------------------------------
                                        G. Carter Sednaoui, Attorney-in-fact
                                        for above-listed entities